UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2025
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Piedmont Lithium Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38427	36-4996461
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
42 E Catawba Street Belmont, North Carolina 28012
(Address of principal executive offices and zip code)
(704) 461-8000
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock $0.0001 par value per share	PLL	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 - Entry into a Material Definitive Agreement
On April 22, 2025, Piedmont Lithium Inc., a Delaware corporation ("Piedmont”), entered into Amendment No. 1 to the Agreement and Plan of Merger (the "Merger Agreement”) with Sayona Mining Limited, an Australian public company limited by shares ("Sayona”), and Shock MergerCo Inc., a Delaware corporation and a wholly owned subsidiary of Sayona.

Item 2.02 - Results of Operations and Financial Condition
On April 23, 2025, Piedmont issued a press release announcing an amendment to the Merger Agreement governing the proposed merger between Piedmont and Sayona announced on November 19, 2024 that will combine the two companies to create a leading lithium business. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.
The information in this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 - Financial Statements and Exhibits
(d): Exhibits.

Exhibit No.	Description
2.1	Amended Merger Agreement
99.1	Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23th day of April, 2025.

Piedmont Lithium Inc. (Registrant)

By:	/s/ Keith Phillips
Name:	Keith Phillips
Title:	President and Chief Executive Office